Exhibit 99.2

FOR IMMEDIATE RELEASE	PRESS RELEASE

IHEARTCOMMUNICATIONS, INC. ANNOUNCES EXTENSION OF PRIVATE TERM LOAN OFFERS

San Antonio, TX, September 28, 2017. iHeartCommunications, Inc. (“iHeartCommunications”) today announced that it is extending the deadline for participation in the private offers (the “Term Loan Offers”) to lenders under its Term Loan D and Term Loan E facilities (“Existing Term Loans”) to amend the Existing Term Loans. The Term Loan Offers have been extended to 5:00 p.m., New York City time, on October 20, 2017. iHeartCommunications is extending the Term Loan Offers to continue discussions with lenders regarding the terms of the Term Loan Offers.

The terms of the Term Loan Offers have not been amended and remain the same as set forth in the Confidential Information Memorandum, dated March 15, 2017, as supplemented by Supplements No. 1 through No. 5 (as so supplemented, the “Confidential Information Memorandum”).

The Term Loan Offers, which are only available to holders of Existing Term Loans, are being made pursuant to the Confidential Information Memorandum, and are exempt from registration under the Securities Act of 1933 (the “Securities Act”). The new securities (the “New Securities”) of iHeartMedia, Inc., CC Outdoor Holdings, Inc., Broader Media, LLC and/or iHeartCommunications being offered in the Term Loan Offers are offered only in reliance on exemptions from registration under the Securities Act. The New Securities have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act and applicable state securities or blue sky laws and foreign securities laws.

Documents relating to the Term Loan Offers will only be distributed to holders of Existing Term Loans that complete and return a letter of eligibility. Holders of Existing Term Loans that desire a copy of the letter of eligibility must contact Global Bondholder Services Corporation, the tabulation agent and information agent for the Offers, by calling toll-free (866) 470-3700 or at (212) 430-3774 (banks and brokerage firms) or visit the following website to complete and deliver the letter of eligibility in electronic form: http://gbsc-usa.com/eligibility/ihc-termloanoffers.

This press release is for informational purposes only and shall not constitute an offer to sell or exchange nor the solicitation of an offer to buy the New Securities or any other securities. The Term Loan Offers are not being made to any person in any jurisdiction in which the offer, solicitation or sale is unlawful. Any offers of the New Securities are being made only by means of the Confidential Information Memorandum.

About iHeartMedia, Inc./iHeartCommunications, Inc.

iHeartMedia, Inc. (PINK: IHRT), the parent company of iHeartCommunications, Inc., is one of the leading global media and entertainment companies. The company specializes in radio, digital, outdoor, mobile, social, live events, on-demand entertainment and information services for local communities, and uses its unparalleled national reach to target both nationally and locally on behalf of its advertising partners. The company is dedicated to using the latest technology solutions to transform the company’s products and services for the benefit of its consumers, communities, partners and advertisers, and its outdoor business reaches over 34 countries across five continents, connecting people to brands using innovative new technology.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements based on current iHeartCommunications management expectations. These forward-looking statements include all statements other than those made solely with respect to historical facts. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, whether or not iHeartCommunications will consummate the Term Loan Offers, and if it does, the timing of the Term Loan Offers. Many of the factors that will determine the outcome of the subject matter of this press release are beyond iHeartCommunications’ ability to control or predict. iHeartCommunications undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

For further information, please contact:

Media

Wendy Goldberg, 212-377-1105

Executive Vice President – Communications

Investors

Eileen McLaughlin, 212-377-1116

Vice President – Investor Relations

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